UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2022

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C23

(Exact name of issuing entity)

Morgan Stanley Capital I Inc.

(Exact name of registrant as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

CIBC Inc.

Starwood Mortgage Funding III LLC

(Exact names of sponsors as specified in their charters)

38-3971658
38-3971659
38-3971660
Delaware	333-180779-16	38-7135412
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

1

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Effective as of September 28, 2022, LNR Partners, LLC (“LNR Partners”), a Florida limited liability company, will act as special servicer for the TKG 3 Retail Portfolio mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “TKG 3 Retail Portfolio Non-Serviced Loan Combination”), which is serviced under the pooling and servicing agreement for the MSC 2015-MS1 securitization, replacing Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), as special servicer for the TKG 3 Retail Portfolio Non-Serviced Loan Combination. LNR Partners was appointed (and Midland was removed) at the direction of DoubleLine Capital LP, the controlling class representative under the MSC 2015-MS1 pooling and servicing agreement. As special servicer for the TKG 3 Retail Portfolio Non-Serviced Loan Combination, LNR Partners will be responsible for the servicing and administration of the TKG 3 Retail Portfolio Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the TKG 3 Retail Portfolio Non-Serviced Loan Combination when the TKG 3 Retail Portfolio Non-Serviced Loan Combination is not specially serviced. Servicing of the TKG 3 Retail Portfolio Non-Serviced Loan Combination will continue to be governed by the MSC 2015-MS1 pooling and servicing agreement. LNR Partners is also (i) the special servicer and an affiliate of the controlling class representative under the pooling and servicing agreement for the MSBAM 2015-C23 securitization and (ii) an affiliate of Starwood Mortgage Funding III LLC, a sponsor and mortgage loan seller for the MSBAM 2015-C23 securitization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

	By:	/s/ Jane Lam
Name: Jane Lam
Title: President

Date: September 28, 2022